Exhibit 4.2

MERRIMACK PHARMACEUTICALS, INC.

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of July 17, 2013

4.50% Convertible Senior Notes due 2020

TABLE OF CONTENTS

PAGE

ARTICLE 1
SCOPE OF FIRST SUPPLEMENTAL INDENTURE

Section 1.01. Scope	2

ARTICLE 2
DEFINITIONS

Section 2.01. Definitions and Other Provisions of General Application	2
Section 2.02. References to Interest	11

ARTICLE 3
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 3.01. Designation and Amount	11
Section 3.02. Form of Notes	11
Section 3.03. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts	12
Section 3.04. [Reserved]	13
Section 3.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary	13
Section 3.06. Mutilated, Destroyed, Lost or Stolen Notes	15
Section 3.07. [Reserved]	15
Section 3.08. Cancellation of Securities	15
Section 3.09. CUSIP Numbers	15
Section 3.10. Additional Notes; Repurchases	16

ARTICLE 4
SATISFACTION AND DISCHARGE

Section 4.01. Applicability of Article 10 of the Base Indenture	16
Section 4.02. Satisfaction and Discharge	16
Section 4.03. Provisions as to Paying Agent	17

ARTICLE 5
PARTICULAR COVENANTS OF THE ISSUER

Section 5.01. Payment of Principal and Interest	18
Section 5.02. Offices for Payments, Etc.	18
Section 5.03. [Reserved]	18
Section 5.04. Paying Agents	18

i

Section 5.05. Existence	18
Section 5.06. Reports	18
Section 5.07. Stay, Extension and Usury Laws	19
Section 5.08. Statements as to Defaults	19
Section 5.09. Further Instruments and Acts	19

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01. Applicability of Article 5 of the Base Indenture	19
Section 6.02. Events of Default	19
Section 6.03. Acceleration; Rescission and Annulment	21
Section 6.04. Additional Interest	22
Section 6.05. Amendments to Article 5 of the Base Indenture	22
Section 6.06. Waiver of Defaults by Majority of Holders	23

ARTICLE 7
[INTENTIONALLY OMITTED]

ARTICLE 8
CONCERNING THE HOLDERS

Section 8.01. Holders to Be Treated as Owners	23

ARTICLE 9
[INTENTIONALLY OMITTED]

ARTICLE 10
SUPPLEMENTAL INDENTURES

Section 10.01. Applicability of Article 8, Section 8.01 and Section 8.02 of the Base Indenture	24
Section 10.02. Supplemental Indentures Without Consent of Holders	24
Section 10.03. Supplemental Indentures with Consent of Holders	25

ARTICLE 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01. Applicability of Article 9 of the Base Indenture	25
Section 11.02. Issuer May Consolidate, Etc. on Certain Terms	25
Section 11.03. Successor Corporation to Be Substituted	26
Section 11.04. Opinion of Counsel to Be Given to Trustee	26

ARTICLE 12
[INTENTIONALLY OMITTED]

ARTICLE 13
[INTENTIONALLY OMITTED]

ARTICLE 14
CONVERSION OF NOTES

Section 14.01. Conversion Privilege	27
Section 14.02. Conversion Procedure; Settlement Upon Conversion	29
Section 14.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes	34
Section 14.04. Adjustment of Conversion Rate	36
Section 14.05. Adjustments of Prices	44
Section 14.06. Shares to Be Fully Paid	45
Section 14.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock	45
Section 14.08. Certain Covenants	47
Section 14.09. Responsibility of Trustee	47
Section 14.10. Notice to Holders Prior to Certain Actions	48
Section 14.11. Stockholder Rights Plans	48

ARTICLE 15
REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01. Repurchase at Option of Holders Upon a Fundamental Change	48
Section 15.02. Withdrawal of Fundamental Change Repurchase Notice	51
Section 15.03. Deposit of Fundamental Change Repurchase Price	51
Section 15.04. Covenant to Comply with Applicable Laws Upon Repurchase of Notes	52

ARTICLE 16
NO OPTIONAL REDEMPTION

Section 16.01. No Redemption; Applicability of Article 12 of the Base Indenture	52

ARTICLE 17
MISCELLANEOUS PROVISIONS

Section 17.01. Jurisdiction	52
Section 17.02. No Security Interest Created	53
Section 17.03. Table of Contents, Headings, Etc.	53
Section 17.04. Authenticating Agent	53
Section 17.05. Execution in Counterparts	54
Section 17.06. Waiver of Jury Trial	54
Section 17.07. Force Majeure	55

Section 17.08. Calculations	55
Section 17.09. USA PATRIOT Act	55

EXHIBIT

Exhibit A Form of Note	A-1

FIRST SUPPLEMENTAL INDENTURE dated as of July 17, 2013 between MERRIMACK PHARMACEUTICALS, INC., a Delaware corporation, as issuer (the “Issuer,” as more fully set forth in Section 2.01) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 2.01).

W I T N E S S E T H:

WHEREAS, the Issuer and the Trustee executed and delivered an Indenture, dated as of July 17, 2013 (the “Base Indenture” and as supplemented by this First Supplemental Indenture and as may be further supplemented or amended with respect to the Notes, the “Indenture”), to provide for the issuance by the Issuer from time to time of its senior unsecured debentures, notes or other evidences of indebtedness (the “Securities”);

WHEREAS, Section 2.01, Section 2.03 and Section 8.01 of the Base Indenture provide that the Issuer, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture, without the consent of any Holders, to, among other things, establish the form or terms of Securities of any series as permitted by the Base Indenture;

WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the issuance of its 4.50% Convertible Senior Notes due 2020 (the “Notes”), initially in an aggregate principal amount not to exceed $125,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this First Supplemental Indenture; and

WHEREAS, the Issuer desires to issue $125,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement) aggregate principal amount of the Notes as of the date hereof;

WHEREAS, the Issuer desires to establish the form and terms of the Notes;

WHEREAS, all things necessary to make this First Supplemental Indenture a legal and binding supplement to the Base Indenture in accordance with its terms and the terms of the Base Indenture have been done;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in the Indenture provided, the valid, binding and legal obligations of the Issuer have been done and performed, and the execution of the Indenture and the issuance of the Notes have in all respects been duly authorized.

WHEREAS, the Issuer has complied with all conditions precedent provided for in the Indenture relating to this First Supplemental Indenture; and

WHEREAS, the Issuer has requested that the Trustee execute and deliver this First Supplemental Indenture.

NOW, THEREFORE:

In order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Issuer covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

ARTICLE 1
SCOPE OF FIRST SUPPLEMENTAL INDENTURE

Section 1.01.  Scope.  This First Supplemental Indenture constitutes a supplement to the Base Indenture and an integral part of the Indenture and shall be read together with the Base Indenture as though all the provisions thereof are contained in one instrument.  Except as expressly amended by this First Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect.  Notwithstanding the foregoing, this First Supplemental Indenture shall only apply to the Notes.  For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities.  With respect to the Notes, if the terms of the Base Indenture are inconsistent with the terms of this First Supplemental Indenture, then the terms of this First Supplemental Indenture shall control.

ARTICLE 2
DEFINITIONS

Section 2.01.  Definitions and Other Provisions of General Application.  For all purposes of this First Supplemental Indenture unless otherwise specified herein:

(a)                                 all terms used in this First Supplemental Indenture that are not otherwise defined herein shall have the meanings they are given in the Base Indenture;

(b)                                 the provisions of general application stated in Section 1.01 of the Base Indenture shall apply to this First Supplemental Indenture, except that the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this First Supplemental

Indenture as a whole and not to the Base Indenture or any particular Article, Section or other subdivision of the Base Indenture or this First Supplemental Indenture;

(c)                                  Section 1.01 of the Base Indenture is amended and supplemented, solely with respect to the Notes, by inserting the following additional defined terms in their appropriate alphabetical positions and deleting any defined terms therein that are also defined in this Section 2.01:

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.04.

“Additional Shares” shall have the meaning specified in Section 14.03(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Bid Solicitation Agent” means the Person appointed by the Issuer to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i).  The Trustee shall initially act as the Bid Solicitation Agent.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Issuer, par value $0.01 per share, at the date of this First Supplemental Indenture, subject to Section 14.07.

“Conversion Agent” shall have the meaning specified in Section 5.02.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01(a).

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Securities, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, 5% of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 20.

“Daily Settlement Amount,” for each of the 20 consecutive Trading Days during the Observation Period, shall consist of:

(a)                                 cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b)                                 if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 20 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MACK <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer).  The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.  Solely for purposes of the Notes, references to “default” in the Base Indenture shall be deemed instead to be references to “Default” as such term is defined in this First Supplemental Indenture.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Definitive Agreement” means, for purposes of Section 14.01(b)(iii), any agreement that provides for obligations that are material to and enforceable against the Issuer, or rights that are material to the Issuer and enforceable by the Issuer against one or more other parties to the agreement, in each case, (x) whether or not subject to conditions and (y) that would be required to be publicly disclosed on Form 8-K (or otherwise under the Exchange Act), under the rules of any exchange on which the Issuer’s securities are then listed or otherwise.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Issuer or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)                                 a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Issuer, its Subsidiaries and the employee benefit plans of the Issuer and its Subsidiaries, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person or group, as the case may be, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Issuer’s Common Equity representing more than 50% of the voting power of the Issuer’s Common Equity;

(b)                                 the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Issuer pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than one of the Issuer’s Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Issuer’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of the voting power of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)                                  the stockholders of the Issuer approve any plan or proposal for the liquidation or dissolution of the Issuer; or

(d)                                 the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Issuer, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)).

“Fundamental Change Issuer Notice” shall have the meaning specified in Section 15.01(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.01(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.01(a).

“Hercules Loan and Security Agreement” means that certain Loan and Security Agreement dated as of November 8, 2012 by and between the Issuer and Hercules Technology Growth Capital, Inc., as such agreement may be amended from time to time.

“Hercules Notice” shall have the meaning specified in Section 14.02(a).

“Indenture” shall have the meaning specified in the first paragraph of the recitals of this First Supplemental Indenture.

“Interest Payment Date” means each January 15 and July 15 of each year, beginning on January 15, 2014.

“Issuer” shall have the meaning specified in the first paragraph of this First Supplemental Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded.  If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition of Fundamental Change).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock.

“Maturity Date” means July 15, 2020.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“Merger Event” shall have the meaning specified in Section 14.07(a).

“Note” or “Notes” shall have the meaning specified in the third paragraph of the recitals of this First Supplemental Indenture.

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Observation Period” with respect to any Note surrendered for conversion means: (i) if the relevant Conversion Date occurs prior to April 15, 2020, the 20 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after April 15, 2020, the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Maturity Date.

“open of business” means 9:00 a.m. (New York City time).

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 7.04 of the Base Indenture, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under the Indenture, except:

(a)                                 Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)                                 Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside and segregated in trust by the Issuer (if the Issuer shall act as its own paying agent);

(c)                                  Notes that have been paid pursuant to Section 2.09 of the Base Indenture or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.09 of the Base Indenture;

(d)                                 Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.10 of the Base Indenture; and

(e)                                  Notes repurchased by the Issuer pursuant to the penultimate sentence of Section 3.10(b) (other than Notes repurchased pursuant to cash-settled swaps or other derivatives).

The definition of “Outstanding” in the Base Indenture shall not apply to the Notes, and, solely for purposes of the Notes, references to “Outstanding” in the Base Indenture shall be deemed instead to be references to “outstanding” as such term is defined in this First Supplemental Indenture.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and,

for the purposes of this definition, any Security authenticated and delivered under Section 2.09 of the Base Indenture in lieu of or in exchange for a mutilated, lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security that it replaces.

“principal” of a Note means the stated principal amount of (including the Fundamental Change Repurchase Price, if any) such Note.  The definition of “principal” in the Base Indenture shall not apply to the Notes, and, solely for purposes of the Notes, references to “principal” in the Base Indenture shall be deemed instead to be references to “principal” as such term is defined in this First Supplemental Indenture.

“Prospectus Supplement” means the preliminary prospectus supplement dated July 10, 2013, as supplemented by the related pricing term sheet dated July 11, 2013, relating to the offering and sale of the Notes.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).  The definition of “record date” in the Base Indenture shall not apply to the Notes, and, solely for purposes of the Notes, references to “record date” in the Base Indenture shall be deemed instead to be references to “Regular Record Date” as such term is defined in this First Supplemental Indenture.

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, means the January 1 or July 1 (whether or not such day is a Business Day) immediately preceding the applicable January 15 or July 15 Interest Payment Date, respectively.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.  If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 14.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Issuer.

“Settlement Notice” has the meaning specified in Section 14.02(a)(iii).

“Significant Subsidiary” means a Subsidiary of the Issuer that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” shall have the meaning specified in Section 14.03(c).

“Successor Company” shall have the meaning specified in Section 11.02(a).

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Global Market or, if the Common Stock (or such other security) is not then listed on The NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided further that, for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The NASDAQ Global Market or, if the Common Stock is not then listed on The NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $1,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Issuer selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used.  If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $1,000,000 principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock on such determination date and the Conversion Rate on such determination date.

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Underwriters” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Cowen & Company, LLC.

“Underwriting Agreement” means that certain Underwriting Agreement, dated as of July 11, 2013, among the Issuer and the Underwriters.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

Section 2.02.  References to Interest.  Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.04.  Unless the context otherwise requires, any express mention of Additional Interest in any provision of the Indenture shall not be construed as excluding Additional Interest in those provisions of the Indenture where such express mention is not made.

ARTICLE 3
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 3.01.  Designation and Amount.  The Notes shall be designated as the “4.50% Convertible Senior Notes due 2020.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $125,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement), subject to Section 3.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.08, Section 2.09, Section 2.11 and Section 8.05 of the Base Indenture and (as amended, if applicable, by) Section 3.05, Section 3.06, Section 14.02 and Section 15.03.

Section 3.02.  Form of Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture.  To the extent applicable, the Issuer and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Note evidenced by a Global Security may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Note evidenced by a Global Security shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers or exchanges permitted hereby.  Any endorsement of a Note evidenced by a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture.  Payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Note evidenced by a Global Security shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 3.03.  Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.  (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note.  Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

(b)                                 The Person in whose name any Note (or its Predecessor Note) is registered on the Security register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date.  Interest shall be payable at the office or agency of the Issuer maintained by the Issuer for such purposes in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office.  The Issuer shall pay interest (i) on any Notes evidenced by definitive Securities (A) to Holders holding such Securities having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Security register and (B) to Holders holding such Securities having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by such a Holder to the Security Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary or (ii) on any Note evidenced by a Global Security held by the Depositary by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)                                  Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes plus one percent (1%), subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Issuer to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner.  The Issuer shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided.  Thereupon the Issuer shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Issuer shall promptly notify the Trustee (but in no event less than two days before the notice is required to be sent to the Holders) of such special record date and the Trustee, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be sent either by mail, first-class postage prepaid, or pursuant to the applicable procedures of the Depositary to each Holder at its address as it appears in the Security register, not less than 10 days prior to such special record date.  Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date.

(d)                                 The third paragraph of Section 2.07 of the Base Indenture shall not apply to the Notes.

Section 3.04.  [Reserved].

Section 3.05.  Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.  (a) (i) The Trustee is hereby initially appointed the “Security Registrar” for the purpose of registering Notes and transfers of Notes as provided in the Indenture.

(ii)                                  Solely for purposes of the Notes, the fourth paragraph of Section 2.08 of the Base Indenture is hereby amended by inserting the parenthetical “(including for any repurchase or conversion of Notes)” immediately after the word “payment” therein.

(iii)                               The fifth and sixth paragraphs of Section 2.08 of the Base Indenture shall not apply to the Notes.  No service charge shall be imposed by the Issuer, the Trustee, the Security Registrar or the paying agent for any exchange or registration of transfer of Notes, but the Issuer may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Issuer, the Trustee or the Security Registrar shall be required to exchange or register a transfer of (x) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (y) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15.

(iv)                              The ninth paragraph of Section 2.08 of the Base Indenture shall not apply to the Notes.

(b)                                 The seventh paragraph of Section 2.08 of the Base Indenture shall not apply to the Notes.  Instead, the provisions contained in this paragraph shall apply to the Notes.  Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 3.05(b)), a Note evidenced by a Global Security may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Note evidenced by a Global Security in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 3.05(b).

The Issuer initially appoints The Depository Trust Company to act as Depositary with respect to each Note evidenced by a Global Security.  Initially, each Note evidenced by a Global Security shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

The tenth paragraph of Section 2.08 of the Base Indenture shall not apply to the Notes.  In addition to the provisions set forth in the eighth paragraph of Section 2.08 of the Base Indenture, solely for purposes of the Notes, if an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a physical, certificated Security in such beneficial owner’s name, the Issuer shall execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Securities, shall authenticate and deliver a Security in definitive registered form to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest.

At such time as all interests in a Note evidenced by a Global Security have been converted, canceled, repurchased or transferred, such Note evidenced by a Global Security shall be, upon receipt thereof, canceled by the Trustee in accordance with its customary procedures.  At any time prior to such cancellation, if any interest in a Note evidenced by a Global Security is exchanged for one or more Notes evidenced by definitive Securities, converted, canceled, repurchased or transferred to a transferee who receives definitive Securities therefor or any Note evidenced by a definitive Security is exchanged or transferred for part of such Global Security, the principal amount of such Note evidenced by a Global Security shall, in accordance with the

Trustee’s customary procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Security, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note evidenced by a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(c)                                  Any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Issuer (or any Person who was an Affiliate of the Issuer at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless resold in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act) in the hands of the purchaser thereof.  The Issuer shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.10 of the Base Indenture as amended by Section 3.08.

Section 3.06.  Mutilated, Destroyed, Lost or Stolen Notes.  The first sentence of the second paragraph of Section 2.09 of the Base Indenture shall not apply to the Notes.  Instead, the provisions contained in this paragraph shall apply to the Notes.  No service charge shall be imposed by the Issuer, the Trustee, the Security Registrar or the paying agent upon the issuance of any substitute Security in accordance with Section 2.09 of the Base Indenture, but the Issuer may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Security being different from the name of the Holder of the old Security that became mutilated or was destroyed, lost or stolen.

Solely for purposes of the Notes, the phrase “called for redemption in full” in the second sentence of the second paragraph of Section 2.09 of the Base Indenture shall be deemed to be replaced with the phrase “surrendered for required repurchase”.

Solely for purposes of the Notes, the third paragraph of Section 2.09 of the Base Indenture is hereby amended by inserting the words “or repurchase” immediately following the word “conversion” in the second sentence thereof.

Section 3.07.  [Reserved].

Section 3.08.  Cancellation of Securities.  Solely for purposes of the Notes, the Section 2.10 of the Base Indenture is hereby amended by (x) inserting the words “required repurchase,” immediately prior to the word “conversion” in the first sentence thereof and (y) deleting in their entirety the second and third sentences thereof.

Section 3.09.  CUSIP Numbers.  The Issuer has issued the Notes with “CUSIP” numbers and will issue any additional Notes with “CUSIP” numbers (if then generally in use).  The Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such

Holders (unless not used in connection with any additional Notes issued pursuant to this First Supplemental Indenture); provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes.  The Issuer shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 3.10.  Additional Notes; Repurchases.  (a) The final paragraph of Section 2.03 of the Base Indenture shall not apply to the Notes.  Solely for purposes of the Notes, the provisions of this Section 3.10 shall supersede in its entirety the final paragraph of Section 2.03 of the Base Indenture, and all references in the Base Indenture to such provisions contained in such paragraph shall, with respect to the Notes, be deemed to be references to the provisions set forth in this Section 3.10.

(b)                                 The Issuer may, without the consent of the Holders and notwithstanding Section 3.01, reopen this First Supplemental Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue price and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number.  Prior to the issuance of any such additional Notes, the Issuer shall deliver to the Trustee an Issuer Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 11.05 of the Base Indenture, as the Trustee shall reasonably request.  In addition, the Issuer may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Issuer), repurchase Notes in the open market or otherwise, whether by the Issuer or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.  The Issuer shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.10 of the Base Indenture (as amended by Section 3.08).

ARTICLE 4
SATISFACTION AND DISCHARGE

Section 4.01.  Applicability of Article 10 of the Base Indenture.  Section 10.01, Section 10.04 and Section 10.05 of the Base Indenture shall not apply to the Notes.  Instead, the satisfaction and discharge provisions set forth in this Article 4 shall, with respect to the Notes, supersede in their entirety Section 10.01, Section 10.04 and Section 10.05 of the Base Indenture, and all references in the Base Indenture to such Sections and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 4 and the satisfaction and discharge provisions set forth in this Article 4.

Section 4.02.  Satisfaction and Discharge.  This First Supplemental Indenture (and the Base Indenture with respect to the Notes) shall upon request of the Issuer contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09 of the Base Indenture (as amended by Section 3.06) and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.03(c)) have been delivered to the Trustee for cancellation; or (ii) the Issuer has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or cash, shares of Common Stock or a combination thereof, as applicable, solely to satisfy the Issuer’s Conversion Obligation, sufficient to pay all of the outstanding Notes and all other sums due and payable under the Indenture by the Issuer; and (b) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this First Supplemental Indenture have been complied with.  Notwithstanding the satisfaction and discharge of this First Supplemental Indenture (and the Base Indenture with respect to the Notes), the obligations of the Issuer to the Trustee under Section 6.06 of the Base Indenture shall survive with respect to the Notes.

Section 4.03.  Provisions as to Paying Agent.  (a) Solely for purposes of the Notes, Section 10.02 and Section 10.03 of the Base Indenture are hereby amended by inserting the phrase “and shares of Common Stock” after each instance of the word “money” or “moneys” therein.

(b)                                 Solely for purposes of the Notes, Section 10.02 of the Base Indenture is hereby amended by inserting the phrase “, any consideration due upon conversion” after the word “principal” therein.

(c)                                  Any money and shares of Common Stock deposited with the Trustee or any paying agent, or then held by the Issuer, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Issuer on request of the Issuer contained in an Officer’s Certificate, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money and shares of Common Stock, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money and shares of Common Stock remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and shares of Common Stock then remaining will be repaid or delivered to the Issuer.

ARTICLE 5
PARTICULAR COVENANTS OF THE ISSUER

Section 5.01.  Payment of Principal and Interest.  (a)  Section 3.01 of the Base Indenture shall not apply to the Notes.

(b)                                 The Issuer covenants and agrees that it will cause to be paid the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 5.02.  Offices for Payments, Etc.  Pursuant to Section 2.03 and Section 3.02 of the Base Indenture, the Issuer hereby initially designates the Trustee as the paying agent, Security Registrar, Custodian and Conversion Agent (the “Conversion Agent”) and the Corporate Trust Office as the office or agency in the Borough of Manhattan, The City of New York, where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Issuer in respect of the Notes and the Indenture may be served.  The Issuer may change the paying agent, Security Registrar, Custodian or Conversion Agent, in each case, at any time without prior notice to the Holders.

Section 5.03.  [Reserved].

Section 5.04.  Paying Agents.  (a) Solely for purposes of the Notes, Section 3.04(c) of the Base Indenture is hereby amended by adding the words “or an Event of Default” immediately following the word “failure” therein.

(b)                                 Solely for purposes of the Notes, the first paragraph immediately following Section 3.04(c) of the Base Indenture is hereby amended by adding the words “11:00 a.m., New York City Time, of” immediately following the words “on or prior to” therein.

Section 5.05.  Existence.  Subject to Article 11, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 5.06.  Reports.  (a)  The Issuer shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).  Any such document or report that the Issuer files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 5.06(a) at the time such documents are filed via the EDGAR system.

(b)                                 Delivery of the reports and documents described in subsection (a) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate) or under the Notes.

The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with any of its covenants under the Indenture or with respect to any reports or other documents filed with EDGAR under the Indenture.

Section 5.07.  Stay, Extension and Usury Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture; and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.08.  Statements as to Defaults.  The Issuer shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Issuer is taking or proposing to take in respect thereof.

Section 5.09.  Further Instruments and Acts.  Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01.  Applicability of Article 5 of the Base Indenture.  (a) Section 5.01 and Section 5.10 of the Base Indenture shall not apply to the Notes.  Instead, the Event of Default provisions set forth in this Article 6 shall, with respect to the Notes, supersede in their entirety Section 5.01 and Section 5.10 of the Base Indenture, and all references in the Base Indenture to such Sections and Event of Default provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 6 and the Event of Default provisions set forth in this Article 6.

Section 6.02.  Events of Default.  Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)                                 default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)                                 default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)                                  failure by the Issuer for five Business Days to comply with its obligation to convert the Notes in accordance with this First Supplemental Indenture upon exercise of a Holder’s conversion right;

(d)                                 failure by the Issuer to issue a Fundamental Change Issuer Notice in accordance with Section 15.01(c) or notice of a specified corporate event in accordance with Section 14.01(b)(ii) or Section 14.01(b)(iii), in each case when due;

(e)                                  failure by the Issuer to comply with its obligations under Article 11;

(f)                                   failure by the Issuer for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Issuer to comply with any of its other agreements contained in the Notes or the Indenture;

(g)                                  default by the Issuer or any Subsidiary of the Issuer with respect to any mortgage, agreement or other instrument (other than the Notes) under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $20,000,000 (or its foreign currency equivalent) in the aggregate of the Issuer and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable without such indebtedness having been discharged or the acceleration of payment of such indebtedness having been cured, rescinded, waived or annulled within 30 days after written notice to the Issuer by the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable after any applicable grace period at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(h)                                 a final judgment for the payment of $20,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) rendered against the Issuer or any Subsidiary of the Issuer, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)                                     the Issuer or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Issuer or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; or

(j)                                    an involuntary case or other proceeding shall be commenced against the Issuer or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Issuer or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

Section 6.03.  Acceleration; Rescission and Annulment.  If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Issuer or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 7.04 of the Base Indenture, by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in the Indenture or in the Notes to the contrary notwithstanding.  If an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Issuer or any of its Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of such monies due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes plus one percent (1%) at such time) and amounts due to the Trustee pursuant to Section 6.06 of the Base Indenture, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture so long as (1) such rescission, annulment and/or waiver would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under the Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.06, then and in every such case (except as provided in the immediately succeeding sentence); provided that no such waiver, rescission and/or annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.  Notwithstanding anything to the contrary herein, no such waiver, rescission and/or annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes or (ii) a failure to pay or deliver, as the case may be, the consideration due (or deemed to be due) upon conversion of the Notes.

Section 6.04.  Additional Interest.  Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent the Issuer elects, the sole remedy for an Event of Default relating to the Issuer’s failure to comply with its obligations as set forth in Section 4.02(a) of the Base Indenture or Section 5.06(a), in either case, shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the 90-day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs.  If the Issuer so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes.  On the 91st day after such Event of Default (if the Event of Default relating to the Issuer’s failure to file is not cured or waived prior to such 91st day), the Notes shall be immediately subject to acceleration as provided in Section 6.03.  In the event the Issuer does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.04 or the Issuer elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.03.

In order to elect to pay Additional Interest as the sole remedy during the first 90 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Issuer must notify all Holders of the Notes, the Trustee and the paying agent of such election prior to the beginning of such 90-day period.  Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.03.

Section 6.05.  Amendments to Article 5 of the Base Indenture.  Solely for purposes of the Notes:

(a)                                 Section 5.02 of the Base Indenture is hereby amended by inserting the phrase “plus one percent (1%)” immediately following the phrase “specified in the Securities of such series” in the first paragraph thereof.

(b)                                 Section 5.03 of the Base Indenture is hereby amended by:

(i)                                     inserting the phrase “and any cash due upon conversion” immediately following the phrase “to the payment of interest on” in the second indented subclause thereof,

(ii)                                  inserting the phrase “plus one percent (1%)” immediately following the phrase “specified in such Securities” in the second indented subclause thereof;

(iii)                               inserting the phrase “and any cash due upon conversion” immediately following each occurrence of the phrases “for principal and interest”, “such principal and interest” and “such principal and accrued and unpaid interest” in the third indented subclause thereof; and

(iv)                              inserting the phrase “plus one percent (1%)” immediately following the phrase “specified in the Securities of such series” in the third indented subclause thereof.

(c)                                  Section 5.07 of the Base Indenture is hereby amended by (i) inserting the phrase “and the payment or delivery, as the case may be, of the consideration due upon conversion of such Security, in each case,” immediately following the phrase “payment of the principal of and interest on” therein and (ii) inserting the phrase “or delivery, as the case may be,” immediately following the phrase “any such payment” therein.

(d)                                 Section 5.11 of the Base Indenture is hereby amended by inserting the phrase “in the payment or delivery of the consideration due upon conversion” immediately prior to the phrase “or in the payment of any sinking fund installment” in the proviso thereto.

(e)                                  Section 5.12 of the Base Indenture is hereby amended by inserting the phrase “or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14” immediately prior to the period at the end thereof.

Section 6.06.  Waiver of Defaults by Majority of Holders.  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 7.04 of the Base Indenture may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Issuer to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected.  Upon any such waiver the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.06, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

ARTICLE 7
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ARTICLE 8
CONCERNING THE HOLDERS

Section 8.01.  Holders to Be Treated as Owners.  Solely for purposes of the Notes, Section 7.03 of the Base Indenture is hereby amended by (x) inserting the phrase “, for conversion of such Security” immediately prior to the phrase “and for all other purposes” in the first sentence thereof, (y) inserting the phrase “or deliveries” immediately following the phrase “such payments” in the second sentence thereof and (z) inserting the phrase “or delivered” immediately following the phrase “so paid” in the second sentence thereof.

ARTICLE 9
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ARTICLE 10
SUPPLEMENTAL INDENTURES

Section 10.01.  Applicability of Article 8, Section 8.01 and Section 8.02 of the Base Indenture.  References in the Base Indenture to any supplemental indenture authorized under Article 8, Section 8.01 or Section 8.02, as the case may be, of the Base Indenture shall be deemed to include any supplemental indenture authorized under Article 10, Section 10.02 or Section 10.03, as the case may be, of this First Supplemental Indenture.

Section 10.02.  Supplemental Indentures Without Consent of Holders.  Section 8.01(b), Section 8.01(d), Section 8.01(h) and Section 8.01(j) of the Base Indenture shall not apply to the Notes.  Solely for purposes of the Notes, in addition to the amendments or supplements authorized under Section 8.01 of the Base Indenture (other than Section 8.01(b), Section 8.01(d), Section 8.01(h) and Section 8.01(j) of the Base Indenture as described above), the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee, at the Issuer’s expense, may from time to time and at any time, without the consent of any of the Holders, enter into an indenture or indentures supplemental hereto in form satisfactory to the Trustee for one or more of the following purposes:

(a)                                 to cure any ambiguity, omission, defect or inconsistency that does not adversely affect Holders of the Notes;

(b)                                 to provide for the assumption by a Successor Company of the obligations of the Issuer under the Indenture pursuant to Article 11;

(c)                                  to secure the Notes;

(d)                                 to add to the covenants or Events of Default of the Issuer for the benefit of the Holders or surrender any right or power conferred upon the Issuer;

(e)                                  to make any change that does not adversely affect the rights of any Holder;

(f)                                   to provide for an increase of the Conversion Rate;

(g)                                  to evidence any change in the Trustee;

(h)                                 to reflect the issuance of additional Notes as permitted by Section 3.10;

(i)                                     to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(j)                                    in connection with any Merger Event, provide that the notes are convertible into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.07; or

(k)                                 to conform the provisions of the Indenture or the Notes to the “Description of Notes” section of the Prospectus Supplement.

Section 10.03.  Supplemental Indentures with Consent of Holders.  Solely for purposes of the Notes, in addition to, and notwithstanding, the provisions set forth in Section 8.02 of the Base Indenture, without the consent of each Holder affected thereby, a supplemental indenture hereto may not:

(a)                                 make any change that adversely affects the conversion rights of any Notes;

(b)                                 reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Issuer’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(c)                                  make any Note payable in a currency, or at a place of payment, other than that stated in the Note; or

(d)                                 change the ranking of the Notes.

ARTICLE 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01.  Applicability of Article 9 of the Base Indenture.  (a) Article 9 of the Base Indenture shall not apply to the Notes.  Instead, the consolidation, merger, sale, conveyance and lease provisions set forth in this Article 11 shall, with respect to the Notes, supersede in their entirety Article 9 of the Base Indenture, and all references in the Base Indenture to Article 9 and the consolidation, merger, sale, conveyance and lease provisions therein shall, with respect to the Notes, be deemed to be references to this Article 11 and the consolidation, merger, sale, conveyance and lease provisions set forth in this Article 11.

Section 11.02.  Issuer May Consolidate, Etc. on Certain Terms.  Subject to the provisions of Section 11.03, the Issuer shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a)                                 the resulting, surviving or transferee Person (the “Successor Company”), if not the Issuer, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Issuer) shall expressly assume, by supplemental indenture all of the obligations of the Issuer under the Notes and the Indenture; and

(b)        immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture.

For purposes of this Section 11.02, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer to another Person, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer to another Person.

Section 11.03.  Successor Corporation to Be Substituted.  In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Issuer, such Successor Company (if not the Issuer) shall succeed to and, except in the case of a lease of all or substantially all of the Issuer’s properties and assets, shall be substituted for the Issuer, with the same effect as if it had been named herein as the party of the first part.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such Successor Company instead of the Issuer and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Issuer” in the first paragraph of this First Supplemental Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.04.  Opinion of Counsel to Be Given to Trustee.  No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

ARTICLE 12
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ARTICLE 13
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ARTICLE 14
CONVERSION OF NOTES

Section 14.01.  Conversion Privilege.  (a) Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding April 15, 2020 under the circumstances and during the periods set forth in Section 14.01(b), and (ii) regardless of the conditions described in Section 14.01(b), on or after April 15, 2020 and prior to the close of business on the Business Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 160.0000 shares of Common Stock (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).

(b)           (i) Prior to the close of business on the Business Day immediately preceding April 15, 2020, a Holder may surrender all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on each such Trading Day and the Conversion Rate on each such Trading Day.  The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this First Supplemental Indenture.  The Issuer shall provide written notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Issuer pursuant to the definition of Trading Price, along with appropriate contact information for each.  The Bid Solicitation Agent shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Issuer has requested such determination, and the Issuer shall have no obligation to make such request unless a Holder provides the Issuer with reasonable evidence that the Trading Price per $1,000 principal amount of Notes on any Trading Day would be less than 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the Conversion Rate on such Trading Day, at which time the Issuer shall instruct the

Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.  If the Issuer does not instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Issuer instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure.  If the Trading Price condition set forth above has been met, the Issuer shall so notify in writing the Holders, the Trustee and the Conversion Agent (if other than the Trustee).  If, at any time after the Trading Price condition set forth above has been met and the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, then the Issuer shall so notify in writing the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee).

(ii)           If, prior to the close of business on the Business Day immediately preceding April 15, 2020, the Issuer elects to:

(A)            issue to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)            distribute to all or substantially all holders of the Common Stock the Issuer’s assets, securities or rights to purchase securities of the Issuer, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Issuer shall notify in writing all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution.  Once the Issuer has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Issuer’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time.

Holders shall not have the right to convert their Notes pursuant to this Section 14.01(b)(ii) if Holders are entitled to participate (solely as a result of holding the Notes and without having to convert their Notes), at the same time and upon the same terms as holders of the Common Stock, in such transaction as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(iii)          If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change that does not constitute a Fundamental Change occurs prior to the close of business on the Business Day immediately preceding April 15, 2020, regardless of whether a Holder has the right to require the Issuer to repurchase the Notes pursuant to Section 15.01, or if the Issuer is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets, in each case, pursuant to which the Common Stock would be converted into cash, securities or other assets, all or any portion of a Holder’s Notes may be surrendered for conversion at any time from or after the date that is 30 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Issuer gives notice of such transaction) until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date.  The Issuer shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) (i) as promptly as practicable following the date the Issuer publicly announces such transaction but in no event, except as provided below, less than 30 Scheduled Trading Days prior to the anticipated effective date of such transaction or (ii) if the Issuer does not have knowledge of such transaction or, in the case of any merger, consolidation, binding share exchange or transfer or lease of all or substantially all of the Issuer’s assets, the Issuer has not entered into a Definitive Agreement with respect to such transaction to which it is a party, in each case, at least 30 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Issuer receives notice, or otherwise becomes aware, of or (in the case of any merger, consolidation, binding share exchange or transfer or lease of all or substantially all of the Issuer’s assets) enters into a Definitive Agreement with respect to such transaction, but in no event later than the actual effective date of such transaction.

(iv)          Prior to the close of business on the Business Day immediately preceding April 15, 2020, a Holder may surrender all or any portion of its Notes for conversion at any time during any calendar quarter commencing after September 30, 2013 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day.  The Conversion Agent, on behalf of the Issuer, shall determine at the beginning of each calendar quarter commencing after September 30, 2013 whether the Notes may be surrendered for conversion in accordance with this clause (iv) and shall notify the Issuer and the Trustee if the Notes become convertible in accordance with this clause (iv).  If the Notes may be surrendered for conversion pursuant to this clause (iv), the Issuer shall so notify the Holders.

Section 14.02.  Conversion Procedure; Settlement Upon Conversion.

(a)           Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon conversion of any Note, the Issuer shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, subject to the immediately succeeding paragraph, as set forth in this Section 14.02.

Notwithstanding the immediately preceding paragraph, for any conversions of Notes for which the relevant Conversion Date occurs prior to the date on which the Issuer notifies Holders, the Trustee and the Conversion Agent (if other than the Trustee) that the Hercules Loan and Security Agreement has been repaid in full or is no longer outstanding or that the restriction on payments of cash (other than cash in lieu of any fractional share) thereunder upon conversion of the Notes does not otherwise apply (the “Hercules Notice”), the Issuer shall not be permitted to deliver a Settlement Notice and elect a Settlement Method as described below under Section 14.02(a)(iii), and the Issuer shall be deemed to have elected Physical Settlement in respect of each such conversion of Notes.  Following delivery of the Hercules Notice, the settlement provisions set forth in this Section 14.02 shall apply, and the Issuer may elect a Settlement Method subject to the other conditions set forth in this Section 14.02.

(i)            All conversions for which the relevant Conversion Date occurs on or after April 15, 2020 shall be settled using the same Settlement Method.

(ii)           For conversions for which the relevant Conversion Date occurs prior to April 15, 2020, the Issuer shall use the same Settlement Method for all conversions with the same Conversion Date, but (subject to the second introductory paragraph to this Section 14.02(a) above) the Issuer shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii)          If, in respect of any Conversion Date that occurs on or after the date of delivery of the Hercules Notice (or the period described in the third immediately succeeding set of parentheses, as the case may be), the Issuer elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Issuer, through the Trustee, shall deliver such Settlement Notice to converting Holders no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs on or after April 15, 2020, no later than April 15, 2020).  If the Issuer does not elect a Settlement Method for any conversions of Notes for which the relevant Conversion Date occurs on or after the date of delivery of the Hercules Notice and prior to the deadline set forth in the immediately preceding sentence, the Issuer shall no longer have the right to elect Cash Settlement or Physical Settlement and the Issuer shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000.  Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes.  If the Issuer validly delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation for any conversions of Notes for which the relevant Conversion Date occurs on or after the date of delivery of the Hercules Notice but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000.

(iv)          The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)            if the Issuer elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Issuer shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date (and cash in lieu of any fractional share in accordance with Section 14.02(j));

(B)            if the Issuer elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Issuer shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the related Observation Period; and

(C)            if the Issuer elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Issuer shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the related Observation Period.

(v)           The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Issuer promptly following the last day of the Observation Period.  Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Issuer shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock.  The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)           Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Note evidenced by a Global Security, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 14.02(h) and (ii) in the case of a Note evidenced by a definitive Security (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion

Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Issuer or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h).  The Trustee (and if different, the Conversion Agent) shall notify the Issuer of any conversion pursuant to this Article 14 on the Conversion Date for such conversion.  No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Issuer in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)           A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above.  The Issuer shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date, if the Issuer elects (or is deemed to have elected) Physical Settlement, or on the third Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method (except as provided for in Section 14.03(b) or Section 14.07(a)).  If any shares of Common Stock are due to converting Holders, the Issuer shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Issuer’s Conversion Obligation.

(d)           In case any Note shall be surrendered for partial conversion, the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)           If a Holder submits a Note for conversion, the Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.  The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)            Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.

(g)           Upon the conversion of an interest in a Note evidenced by a Global Security, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Security as to the reduction in the principal amount represented thereby.  The Issuer shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)           Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below.  The Issuer’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.  Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.  Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion.  Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Issuer has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note.  Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date regardless of whether their Notes have been converted following such Regular Record Date.

(i)            The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Issuer elects (or is deemed to have elected) to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Issuer elects (or is deemed to have elected) to satisfy the related Conversion Obligation by Combination Settlement), as the case may be.  Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j)            The Issuer shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement).  For each Note surrendered for conversion, if the Issuer has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 14.03.  Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes.  (a)  If a Make-Whole Fundamental Change occurs or becomes effective prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Issuer shall, solely under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below.  A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b)           Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 14.01(b)(iii), the Issuer shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with, and subject to, Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price.  In such event, the Conversion Obligation shall be paid to Holders in cash on the third Business Day following the Conversion Date.  The Issuer shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c)           The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change.  If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.  The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading Day period.

(d)           The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted.  The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e)           The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$5.00	$5.50	$6.25	$6.75	$7.50	$10.00	$12.50	$15.00	$17.50	$20.00	$22.50	$25.00
July 17, 2013	40.0000	34.4551	27.5747	24.0824	19.9587	11.6378	7.2779	4.6677	2.9915	1.8758	1.1015	0.5984
July 15, 2014	40.0000	33.8735	26.7581	23.2095	19.0833	10.9868	6.8537	4.3975	2.8197	1.7666	1.0544	0.5760
July 15, 2015	40.0000	33.0858	25.6486	22.0228	17.8924	10.1041	6.2817	4.0353	2.5905	1.6214	0.9629	0.5192
July 15, 2016	40.0000	32.1509	24.2259	20.4738	16.3207	8.9376	5.5330	3.5662	2.2974	1.4391	0.8520	0.4532
July 15, 2017	40.0000	30.7585	22.1770	18.2681	14.1129	7.3576	4.5384	2.9466	1.9101	1.1976	0.7043	0.3654
July 15, 2018	40.0000	28.6175	19.1323	15.0483	10.9775	5.2828	3.2759	2.1635	1.4190	0.8918	0.5189	0.2570
July 15, 2019	40.0000	25.2840	14.3154	10.0714	6.3924	2.7172	1.7589	1.1964	0.7992	0.5053	0.2892	0.1278
July 15, 2020	40.0000	21.8181	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i)            if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)           if the Stock Price is greater than $25.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii)          if the Stock Price is less than $5.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 200.0000 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f)                                   Despite the occurrence of a Make-Whole Fundamental Change, nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 to the extent applicable.

Section 14.04.  Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Issuer if any of the following events occurs, except that the Issuer shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)                                 If the Issuer exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Issuer effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0                              =                            the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR'                                 =                            the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;

OS0                                =                            the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date; and

OS'                                   =                            the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)                                 If the Issuer issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0                              =                            the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR'                                 =                            the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0                                =                            the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X                                            =                            the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y                                            =                            the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance.  To the extent that such rights, options or warrants expire without delivery of some or all of the underlying shares of Common Stock, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such announcement with respect to the issuance of the rights, options or warrants had not occurred.

For purposes of this Section 14.04(b) and for the purpose of Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Issuer for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)                                  If the Issuer distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Issuer or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d), and (iii) Spin-Offs as to which the specific provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0                              =                            the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR'                                 =                            the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0                                  =                            the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV                         =                            the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common

Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.  If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Issuer, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall instead be increased based on the following formula:

where,

CR0                              =                            the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR'                                 =                            the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0                    =                            the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 2.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the 10 consecutive Trading Day period beginning on, and including, the fifth Trading Day immediately following the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0                             =                            the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion of Notes during the Valuation Period, references in the portion of this Section 14.04(c) related to Spin-Offs with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate.  If the Ex-Dividend Date of the Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references in the preceding paragraph to 10 Trading Days will be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Issuer to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Issuer’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this First Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A)                               a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B)                               a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Issuer (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)                                 If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0                              =                            the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR'                                 =                            the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0                                  =                            the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C                                            =                            the amount in cash per share the Issuer distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)                    If the Issuer or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0                              =                            the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR'                                 =                            the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC                                   =                            the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0                                =                            the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS'                                   =                            the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP'                                     =                            the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of Notes within the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references in this Section 14.04(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Rate.  In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references in the preceding paragraph to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period.

(f)                                   Notwithstanding this Section 14.04 or any other provision of the Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)                                  Except as stated herein, the Issuer shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h)                                 In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Issuer’s securities are then listed, the Issuer from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Issuer’s best interest.  In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Issuer’s securities are then listed, the Issuer may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event.  Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Issuer shall mail to the Holder of each Note at its last address appearing on the Security register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)                                     Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i)                                     upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Issuer’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)                                  upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Issuer or any of the Issuer’s Subsidiaries;

(iii)                               upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)                              solely for a change in the par value of the Common Stock; or

(v)                                 for accrued and unpaid interest, if any.

(j)                          All calculations and other determinations under this Article 14 shall be made by the Issuer and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.  Notwithstanding anything in this Section 14.04 to the contrary, the Issuer shall not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1% of such Conversion Rate.  However, the Issuer shall carry forward any adjustments that are less than 1% of such Conversion Rate and take them into account when determining subsequent adjustments.  In addition, the Issuer shall make any carried-forward adjustments not otherwise effected (i) on each anniversary of the first issue date of the Notes, (ii) upon any conversion of the Notes, (iii) on the Effective Date of any Fundamental Change or Make-Whole Fundamental Change, (iv) on each Trading Day during any Observation Period and (v) on the Maturity Date.

(k)                       Whenever the Conversion Rate is adjusted as herein provided, the Issuer shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Issuer shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Security register.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)                           For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Issuer so long as the Issuer does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Issuer, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 14.05.  Adjustments of Prices.  Whenever any provision of this First Supplemental Indenture requires the Issuer to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 14.06.                   Shares to Be Fully Paid.  The Issuer shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement is applicable).

Section 14.07.                   Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)                       In the case of:

(i)                                     any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii)                                  any consolidation, merger or combination involving the Issuer,

(iii)                               any sale, lease or other transfer to a third party of the consolidated assets of the Issuer and the Issuer’s Subsidiaries substantially as an entirety or

(iv)                              any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Issuer or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.02(b) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (A) the Issuer shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with, and subject to, Section 14.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Issuer would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.  If the holders of the Common Stock receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Issuer shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the relevant Conversion Date.  The Issuer shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14.  If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b)                       When the Issuer executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Issuer shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.  The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Security register provided for in the Indenture, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)                        The Issuer shall not become a party to any Merger Event unless its terms are consistent with this Section 14.07.  None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.

(d)                       The above provisions of this Section 14.07 shall similarly apply to successive Merger Events.

Section 14.08.                   Certain Covenants.  (a) The Issuer covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Issuer and free from all taxes, liens and charges with respect to the issue thereof.

(b)                       The Issuer covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Issuer will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)                        The Issuer further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Issuer will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 14.09.                   Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Issuer to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article 14.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.02 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.  Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Issuer has delivered to the Trustee and the Conversion Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Issuer agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b).

Section 14.10.                   Notice to Holders Prior to Certain Actions.  In case of any:

(a)                       Merger Event; or

(b)                       voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture), the Issuer shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Security register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Issuer or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Issuer or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Issuer or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 14.11.                   Stockholder Rights Plans.  If the Issuer has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Notes, the Conversion Rate shall be adjusted at the time of separation as if the Issuer distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 15
REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01.                   Repurchase at Option of Holders Upon a Fundamental Change.  (a)  If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Issuer that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Issuer Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental

Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Issuer shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15.

(b)                       Repurchases of Notes under this Section 15.01 shall be made, at the option of the Holder thereof, upon:

(i)                                     delivery to the paying agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are evidenced by definitive Securities, or in compliance with the Depositary’s procedures for surrendering interests in Notes evidenced by Global Securities, if the Notes are evidenced Global Securities, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)                                  delivery of the Notes, if the Notes are evidenced by definitive Securities, to the paying agent concurrently with or at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the paying agent, or book-entry transfer of the Notes, if the Notes are evidenced by Global Securities, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)                                     in the case of Notes evidenced by definitive Securities, the certificate numbers of the Notes to be delivered for repurchase;

(ii)                                  the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii)                               that the Notes are to be repurchased by the Issuer pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are evidenced by Global Securities, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the paying agent the Fundamental Change Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the paying agent in accordance with Section 15.02.

The paying agent shall promptly notify the Issuer of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)                        On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Issuer shall provide to all Holders of Notes and the Trustee and the paying agent (in the case of a paying agent other than the Trustee) a written notice (the “Fundamental Change Issuer Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof.  In the case of Notes evidenced by definitive Securities, such notice shall be by first class mail or, in the case of Notes evidenced by Global Securities, such notice shall be delivered in accordance with the applicable procedures of the Depositary.  Simultaneously with providing such notice, the Issuer shall publish a notice containing the information set forth in the Fundamental Change Issuer Notice in a newspaper of general circulation in The City of New York or publish such information on the Issuer’s website or through such other public medium as the Issuer may use at that time.  Each Fundamental Change Issuer Notice shall specify:

(i)                                     the events causing the Fundamental Change;

(ii)                                  the date of the Fundamental Change;

(iii)                               the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)                              the Fundamental Change Repurchase Price;

(v)                                 the Fundamental Change Repurchase Date;

(vi)                              the name and address of the paying agent and the Conversion Agent, if applicable;

(vii)                           if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii)                        if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture; and

(ix)                              the procedures that Holders must follow to require the Issuer to repurchase their Notes.

No failure of the Issuer to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01.

At the Issuer’s request, the Trustee shall give such notice in the Issuer’s name and at the Issuer’s expense; provided, however, that, in all cases, the text of such Fundamental Change Issuer Notice shall be prepared by the Issuer.

(d)                       Notwithstanding the foregoing, no Notes may be repurchased by the Issuer on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The paying agent will promptly return to the respective Holders thereof any Notes evidenced by definitive Securities held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.02.                   Withdrawal of Fundamental Change Repurchase Notice.  (a)  A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the paying agent in accordance with this Section 15.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)                                     the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii)                                  if definitive Securities have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)                               the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are evidenced by Global Securities, the notice must comply with appropriate procedures of the Depositary.

Section 15.03.                   Deposit of Fundamental Change Repurchase Price.  (a)  The Issuer will deposit with the Trustee (or other paying agent appointed by the Issuer, or if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 5.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price.  Subject to receipt of funds and/or Notes by the Trustee (or other paying agent appointed by the Issuer), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other paying agent appointed by the Issuer) by the Holder thereof in the manner required by Section 15.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

The Trustee shall, promptly after such payment and upon written demand by the Issuer, return to the Issuer any funds in excess of the Fundamental Change Repurchase Price.

(b)                       If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other paying agent appointed by the Issuer) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or paying agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c)                        Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.01, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.04.                   Covenant to Comply with Applicable Laws Upon Repurchase of Notes.  In connection with any repurchase offer, the Issuer will, if required:

(a)                       comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b)                       file a Schedule TO or any other required schedule under the Exchange Act; and

(c)                        otherwise comply with all federal and state securities laws in connection with any offer by the Issuer to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

ARTICLE 16
NO OPTIONAL REDEMPTION

Section 16.01.                   No Redemption; Applicability of Article 12 of the Base Indenture.  Article 12 of the Base Indenture shall not apply to the Notes.  The Notes shall not be redeemable by the Issuer prior to the Maturity Date, and no sinking fund is provided for the Notes.

ARTICLE 17
MISCELLANEOUS PROVISIONS

Section 17.01.                   Jurisdiction.

The Issuer irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with the Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Issuer irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with the Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.02.                   No Security Interest Created.  Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.03.                   Table of Contents, Headings, Etc.  The table of contents and the titles and headings of the articles and sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.

Section 17.04.                   Authenticating Agent.  The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.08, Section 2.09, Section 2.11 and Section 8.05 of the Base Indenture and Section 15.03 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by the Indenture and those Sections to authenticate and deliver Notes.  For all purposes of the Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication.  Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 6.09 of the Base Indenture.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.04, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer.  The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Issuer.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Issuer and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Security register.

The Issuer agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Issuer may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 6.03, Section 6.04, Section 6.07, and Section 7.03 (as amended by Section 8.01 of this First Supplemental Indenture) of the Base Indenture and this Section 17.04 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.04, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

,
as Authenticating Agent

By:
Authorized Officer

Section 17.05.                   Execution in Counterparts.  In addition to the provisions set forth in Section 11.09 of the Base Indenture, the exchange of copies of the Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 17.06.                   Waiver of Jury Trial.  EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.07.                   Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.08.                   Calculations.  Except as otherwise provided herein, the Issuer shall be responsible for making all calculations called for under the Notes.  These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate of the Notes.  The Issuer shall make all these calculations in good faith and, absent manifest error, the Issuer’s calculations shall be final and binding on Holders of Notes.  The Issuer shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification.  The Trustee will forward the Issuer’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Issuer.

Section 17.09.                   USA PATRIOT Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to the Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

MERRIMACK PHARMACEUTICALS, INC.

By:	/s/ Robert J. Mulroy
	Name:	Robert J. Mulroy
	Title:	President and Chief Executive Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Yana Kislenko
	Name:	Yana Kislenko
	Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL SECURITY]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

Merrimack Pharmaceuticals, Inc.

4.50% Convertible Senior Note due 2020

No. [ ]	[Initially](1) $[ ]

CUSIP No. 590328AA8

Merrimack Pharmaceuticals, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Issuer,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.](2) [              ](3), or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto](4) [of $[              ]](5), which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $125,000,000 in aggregate at any time (or $143,750,000 if the Underwriters exercise their over-allotment option in full as set forth in the Underwriting Agreement), in accordance with the rules and procedures of the Depositary, on July 15, 2020, and interest thereon as set forth below.

This Note shall bear interest on the outstanding principal balance hereof at the rate of 4.50% per year from July 17, 2013, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until July 15, 2020.  Interest is payable semi-annually in arrears on each January 15 and July 15, commencing on January 15, 2014, to Holders of record at the close of business on the preceding January 1 and July 1 (whether or not such day is a Business Day), respectively.

Any Defaulted Amounts shall accrue interest per annum on the outstanding principal balance hereof at the rate borne by the Notes plus one percent (1%), subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Issuer, at its election, in accordance with Section 3.03(c) of the Indenture.

The Issuer shall pay the principal of and interest on this Note, if and so long as such Note is evidenced by a Global Security, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.  As provided in and subject to the provisions of the Indenture, the Issuer shall pay the principal of any Notes (other than Notes that are evidenced by Global Securities) at the office or agency designated by the Issuer for that purpose.  The Issuer has initially designated the Trustee as its paying agent and Security Registrar in respect of the Notes and its agency in the Borough of Manhattan, The City of New York, as a place where Notes may be presented for payment or for registration of transfer and exchange.

(1)  Include if a Global Security.

(2)  Include if a Global Security.

(3)  Include if a definitive Security.

(4)  Include if a Global Security.

(5)  Include if a definitive Security.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note will be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

MERRIMACK PHARMACEUTICALS, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

Merrimack Pharmaceuticals, Inc.
4.50% Convertible Senior Note due 2020

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 4.50% Convertible Senior Notes due 2020 (the “Notes”), limited to the aggregate principal amount of $125,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Underwriters pursuant to the exercise of their option to purchase additional Notes as set forth in the Underwriting Agreement) all issued or to be issued under and pursuant to the First Supplemental Indenture dated as of July 17, 2013 (the “First Supplemental Indenture”), between the Issuer and Wells Fargo Bank, National Association (the “Trustee”), which amends and supplements the Indenture dated as of July 17, 2013 between the Issuer and the Trustee (the “Base Indenture” and, as amended and supplemented by the First Supplemental Indenture and from time to time with respect to the Notes, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes.  Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.  Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Issuer will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a paying agent to collect such payments in respect of the Note.  The Issuer will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Issuer and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN  = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A(6)

SCHEDULE OF EXCHANGES OF NOTES

Merrimack Pharmaceuticals, Inc.
4.50% Convertible Senior Notes due 2020

The initial principal amount of this Global Security is              DOLLARS ($[            ]).  The following increases or decreases in this Global Security have been made:

Date of exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

(6)  Include if a Global Security.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:  Merrimack Pharmaceuticals, Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the election of the Issuer, in accordance with the terms, and subject to certain limitations, of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture.  Any amount required to be paid to the undersigned on account of interest accompanies this Note.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

1

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Merrimack Pharmaceuticals, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Merrimack Pharmaceuticals, Inc. (the “Issuer”) as to the occurrence of a Fundamental Change with respect to the Issuer and specifying the Fundamental Change Repurchase Date and requests and instructs the Issuer to pay to the registered holder hereof in accordance with Section 15.01 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Notes evidenced by definitive Securities, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1